[LETTERHEAD OF CADWALADER, WICKERSHAM & TAFT]

                                                                       EXHIBIT 5

                          Cadwalader, Wickersham & Taft
                                 100 Maiden Lane
                               New York, NY 10038
                                 (212) 504-6000


                                 March 14, 2000



OXiGENE, Inc.
One Copley Place, Suite 602
Boston, MA 02116

            Re:   OXiGENE, Inc.
                  Registration of Stock Incentive Plan on Form S-8

Ladies and Gentlemen:

            We have acted as counsel for OXiGENE, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-8 (the "S-8 Registration Statement"), to which this opinion is Exhibit 5, and pursuant to which the Company proposes to register the offer and sale of up to an aggregate of 239,581 shares ("Employee Option Shares") of its Common Stock, par value $0.01 per share ("Common Stock"). You have requested that we furnish our opinion as to the matters hereinafter set forth.

      In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of: (i) the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on June 3, 1996; (ii) the By-Laws of the Company, amended as of April 26, 1993 ("By-Laws of the Company"); (iii) the resolutions of the Board of Directors of the Company (the "Board"), dated November 16, 1999 (the "Resolutions"), approving the filing of the S-8 Registration Statement and ratifying the reservation of the Employee Option Shares; (iv) the OXiGENE, Inc. 1996 Stock Incentive Plan (the "Plan"), as amended; and (v) the S-8 Registration Statement.

      In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals, the conformity to original documents, certificates and instruments of all documents, certificates and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, certificates and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, certificates and instruments we reviewed. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company in connection with the preparation and delivery of this letter.

      We have relied upon the written representations of the Company as to the accuracy and completeness of (1) the By-Laws of the Company; (2) the Plan; (3) the S-8 Registration Statement; and (4) the Resolutions. We also have relied upon the written representations of the Company that the Resolutions and the By-Laws of the Company have not been amended or revoked.

      We have also assumed (other than with respect to the Company) that all documents, certificates and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties had the power and legal right to execute and deliver all such documents, certificates and instruments, and that such documents, certificates and instruments are valid, binding and enforceable obligations of such parties.

      We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the extent expressly referred to in this opinion letter, the federal laws of the United States of America. While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the Delaware General Corporation Law as we have deemed appropriate in connection with the opinions expressed herein. Except as described, we have neither examined nor do we express any opinion with respect to Delaware law.

      Based upon and subject to the foregoing, we are of the opinion that all of the Employee Option Shares have been duly authorized for issuance and when (i) the S-8 Registration Statement shall have become effective, (ii) the Employee Option Shares shall have been issued in the proposed form, and (iii) the Employee Option Shares shall have been issued and delivered against payment therefor as contemplated by the Plan and the S-8 Registration Statement, will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the S-8 Registration Statement.

                                          Very truly yours,




                                          /s/  Cadwalader, Wickersham & Taft